================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                ----------------

                                   FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


              Crown Cork & Seal Finance                                      Crown Cork & Seal Company, Inc.
(Exact name of registrant as specified in its charter)              (Exact name of registrant as specified in its charter)
Republic of France           Not Applicable                            Pennsylvania                        23-1526444
------------------           --------------                            ------------                        ----------
(State of incorporation      (IRS Employer                             (State of incorporation or          (IRS Employer
or organization)             Identification No.)                       organization)                       Identification No.)

Le Colisee 1, rue Fructidor, 75830 Paris Cedex 17, France                9300 Ashton Road, Philadelphia, PA  19136
---------------------------------------------------------                -----------------------------------------
    (Address of principal executive offices)  (Zip Code)           (Address of principal executive offices)  (Zip Code)

     If this form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A(c)(1) please check the following box. [X]

     If this form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A(c)(2) please check the following box. [_]


              Securities to be registered pursuant                                  Securities to be registered pursuant
                  to Section 12(b) of the Act:                                          to Section 12(b) of the Act:
Title of each class to be   Name of each exchange on which each         Title of each class         Name of each exchange on which
      so registered              class is to be registered               to be so registered         each class is to be registered
      -------------              -------------------------               -------------------         ------------------------------

6 3/4 % Notes Due 2003        New York Stock Exchange, Inc.             Guarantees of  6 3/4 % Notes
                                                                        Due 2003                      New York Stock Exchange, Inc.

              Securities to be registered pursuant                                  Securities to be registered pursuant
                  to Section 12(g) of the Act:                                          to Section 12(g) of the Act:

                              None                                                                  None

================================================================================

Item 1. Description of Registrant's Securities to be Registered.


     A description of the Crown Cork & Seal Finance S.A.'s ("Crown France")
6 3/4 % Notes Due 2003 and Crown Cork & Seal Company, Inc.'s ("Crown" and, together with Crown France, the "Registrants") irrevocable and unconditional guarantee of such Notes is set forth under the caption "Description of Debt Securities and Guarantees" in both the Prospectus and the Prospectus Supplement constituting a part of the Registrants' Registration Statement on Form S-3 (No. 333-16869), as amended, and under the same headings in any form of the Registrants' Prospectus and Prospectus Supplement filed pursuant to 424(b)(1) on December 13, 1996, which description is hereby incorporated herein by reference.

Item 2. Exhibits.

Exhibit Number                Description of Exhibit
--------------                ----------------------

3.1 Articles of Association (Status) (English Translation) (original french version on file with Crown France)

4.1 Form of Indenture, and form of Note, among the Registrants, Crown Cork & Seal Finance PLC, a public limited company organized under the laws of England and Wales and The Bank of New York, a New York banking corporation, as trustee (previously filed as Exhibit 4.1 to the Registrants'
                  Current Report on Form 8-K, dated December 17, 1996, and hereby incorporated herein by reference).

                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrants have duly caused this registration statement to be signed on their behalf by the undersigned, thereto duly authorized.

                               CROWN CORK & SEAL FINANCE S.A.


                            By: /s/ Alan W. Rutherford
                                -------------------------------------
                                Alan W. Rutherford
                                Chief Financial Officer
                                and Director



                               CROWN CORK & SEAL COMPANY, INC.


                            By: /s/ Alan W. Rutherford
                                -------------------------------------
                                Alan W. Rutherford
                                Executive Vice President and
                                Chief Financial Officer



DATE:  December 13, 1996

                          EXHIBITS INDEX


Exhibit Number                        Description
--------------                        -----------
     3.1               Articles of Association (Status) (English Translation)